Exhibit 10.2

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT

AND FINANCING STATEMENT

COLLATERAL INCLUDES FIXTURES

NORTH CAROLINA, BEAUFORT COUNTY

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT made and entered into as of September 19, 2005, by and among FOUNTAIN POWERBOATS, INC., a North Carolina corporation, whose address is 1653 Whichard’s Beach Road, Washington, North Carolina 27889, and whose organizational identification number is 0055124 (hereinafter called “Grantor”), BRYAN F. KENNEDY, III, a resident of North Carolina, whose address is 6805 Morrison Boulevard, Suite 100, Charlotte, North Carolina 28211 (hereinafter called “Trustee”), and REGIONS BANK, an Alabama chartered bank, whose address is 6805 Morrison Boulevard, Suite 100, Charlotte, North Carolina 28211 (hereinafter called “Beneficiary”);

RECITALS:

A. Grantor and Beneficiary have entered into a Loan Agreement dated as of even date herewith (as amended, modified, restated, supplemented, extended, or renewed from time to time, the “Loan Agreement”) pursuant to which Beneficiary has made available to Grantor a term loan in the principal amount of $16,500,000 (the “Loan”) as evidenced by a Note dated as of even date herewith, from Grantor and payable to Beneficiary (as the same may be amended, modified, replaced, restated, supplemented, extended, or renewed from time to time, the “Note”). Unless extended or renewed, the Note is due and payable in full on or before the Maturity Date. Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

Prepared by and when recorded return to: Robinson, Bradshaw & Hinson, P.A. 101 North Tryon Street, Suite 1900 Charlotte, North Carolina 28246-1900 Attn: S. Graham Robinson

B. As partial consideration for Beneficiary entering into the Loan Agreement, Grantor has agreed to secure by execution and delivery of this Deed of Trust and the collateral hereafter described, the payment and performance of the obligations of Grantor under the following documents or instruments (hereinafter collectively referred to as the “Obligations”): (i) payment of all payment obligations evidenced by the Loan Agreement in accordance with the terms thereof, including repayment of the indebtedness evidenced by the Note, with interest thereon; (ii) the fulfillment and performance of the other covenants and agreements set forth in the Loan Agreement, the Note, this Deed of Trust, and in any of the other instruments or documents evidencing or securing the indebtedness described in the Loan Agreement; (iii) the payment of all charges provided herein and all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Deed of Trust; and (iv) payment and performance of any and all obligations of the Grantor under any Hedge Agreement required or permitted under the Loan Agreement and to which the Grantor and the Beneficiary are parties (the Loan Agreement, the Note, this Deed of Trust, the Hedge Agreements and all documents and instruments evidencing or securing any such indebtedness, as hereafter amended, modified, restated, supplemented, extended, or renewed from time to time, are known herein collectively as and are referred to herein as the “Loan Documents”).

NOW, THEREFORE, in consideration of these premises and the sum of One and No/100 Dollars ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor has given, granted, bargained, sold and conveyed, and by these presents does give, grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm unto Trustee, its successors and assigns forever all right, title and interest of Grantor in and to the following property (the “Premises”):

(a) The real property described in EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE (the “Land”); and

(b) All buildings and other improvements now or hereafter located in, on or about the Land, and all of Grantor’s building materials intended for incorporation but not incorporated into the improvements to the Land, and all furnishings, furniture, fixtures, machinery, equipment, tools, and all other personal property or chattels used in connection with the operation of such improvements, specifically including, without limitation, appliances, gas and electric fixtures and systems, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures and systems, carpeting and other floor coverings, water heaters, air conditioning apparatus and systems, window screens, awnings, and storm sashes, whenever acquired by Grantor and now or hereafter located in, upon or under the Land, together with all additions and accessions thereto and replacements and proceeds thereof (the “Improvements”); and

(c) All right, title and interest of Grantor in and to the minerals, shrubs, timber and other emblements now or hereafter located on the Land, or under or above the same; and

(d) All leases, rents, issues, profits, royalties, income and other benefits derived from the Land and the Improvements (the “Rents”), subject to the right, power and authority hereinafter given to Grantor to collect and apply such Rents, and the proceeds from any insurance or condemnation award relating to the Land and the Improvements; and

(e) All easements, rights-of-way and rights used in connection with the Land and the Improvements or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto; and

(f) All proceeds, products, replacements, additions, substitutions, renewals and accessions of or to any of the foregoing; and

(g) All the rights, interest and privileges which Grantor as lessor has or may have in the leases now existing or hereafter made and affecting the Land or the Improvements or any part thereof, as said leases may have been or may from time to time be hereafter modified, extended and renewed, together with any and all guarantees of any leases affecting all or any part of the Land or the Improvements and all security deposits received in respect of such leases (the “Security Deposits”).

TO HAVE AND TO HOLD the Premises unto Trustee in fee simple forever, upon the trusts and for the uses and purposes hereinafter set out;

And Grantor covenants with Trustee that Grantor is seized of the Premises in fee and has the right to convey the same in fee simple; that the same are free and clear of all encumbrances except as set forth in the loan policy of title insurance covering the Land issued to Beneficiary as of the date of the recording of this Deed of Trust; that Grantor has done no act to encumber the Premises and, that Grantor will warrant and defend the title to the same against the lawful claims of all persons whomsoever, and that Grantor will execute such further assurances of title to the Premises as may be required.

THIS CONVEYANCE IS MADE UPON THIS SPECIAL TRUST, that if Grantor shall pay the Obligations in accordance with the terms of the Loan Documents and shall comply with all the covenants, terms and conditions of this Deed of Trust, this conveyance shall be released and cancelled of record. Grantor hereby further covenants and agrees with Trustee and Beneficiary as follows:

1. Loan Agreement. The terms and provisions of the Loan Agreement are incorporated herein by reference. An Event of Default under the Loan Agreement shall for all purposes constitute a default hereunder. In the event of any default under this Deed of Trust, Beneficiary may, at its option, defer application by it to Trustee to sell the Premises and may take action under and invoke such other rights and remedies as may be provided in the Loan Agreement, in this Deed of Trust or in any other document or instrument evidencing or securing the Obligations. If there is any conflict between the Loan Agreement and this Deed of Trust, then the Loan Agreement shall control.

2. Payment and Performance of Obligations; Impositions. Grantor will pay and perform, as and when due, the Obligations and, in all events prior to delinquency, all real and personal property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation non-governmental levies or assessments (hereinafter referred to as “Impositions”), such as owner association dues or charges or fees and maintenance charges which are assessed or imposed upon the Premises. Grantor shall upon demand furnish to Beneficiary satisfactory evidence of payment of the Impositions and shall authorize the appropriate governmental official to deliver to Beneficiary at any time a written statement of the taxes and assessments against the Premises. If at any time after the date hereof, there shall be assessed or imposed (the following hereafter referenced to as the “Additional Impositions”) (a) a tax or assessment on the Premises in lieu of or in addition to the Impositions payable by Grantor or (b) a license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the outstanding Obligations secured hereby, Grantor shall pay and discharge all such taxes, assessments or fees before they become delinquent. If Grantor fails to pay such amounts prior to delinquency and Grantor has not previously provided notice to Beneficiary of Grantor’s good faith protest of any such Impositions or Additional Impositions and evidence that Grantor has taken appropriate measures to avoid the accrual of penalties for failure to pay any such Impositions or Additional Impositions, Beneficiary may, at its option, pay any such Impositions or Additional Impositions of which payment, amount and validity thereof the official receipt shall be conclusive evidence, and any amounts so expended shall immediately become debts due by Grantor, shall bear interest at the rate specified in the Loan Agreement, and such payment shall be secured by this Deed of Trust.

3. Insurance. (a) The Grantor will keep the buildings and other improvements now or hereafter on the Land insured against loss and damage by fire or other casualty in accordance with the Loan Agreement. In the event of a transfer of the Premises, including a transfer by foreclosure, exercise of the power of sale, or deed in lieu of foreclosure, Grantor’s interest in the insurance policies referred to above and any return premiums in connection therewith shall automatically be transferred to the successor in title to Grantor’s interest in the Premises.

(b) In the event of loss, Grantor will give immediate notice by mail to Beneficiary who, as mortgagee or additional insured, as appropriate to the policy, may make proof of loss if not made promptly by Grantor, and each insurance company concerned shall hereby be authorized and directed to make payment for such loss directly to Beneficiary instead of to Grantor and Beneficiary jointly. If the Premises, or any part thereof, shall be damaged by fire or other hazard against which insurance is held, proceeds of insurance shall, to the extent of the Obligations then remaining unpaid, be paid to Beneficiary, and, at its option, may be applied either in such a manner so as to reduce the Obligations or to the restoration or repair of the Improvements.

(c) If any portion of the Improvements is located in a special flood hazard area according to the Federal Emergency Management Agency (“FEMA”), then Grantor must maintain a flood insurance policy in the amount of the Obligations plus the outstanding principal balance of any senior liens on the Premises or the replacement value of the Improvements located in a special flood hazard area, whichever is less. If at any time during the term of the Credit Documents, the Improvements are classified by FEMA as being located in a special flood hazard area, flood insurance will be mandatory. Should this occur, federal law requires Beneficiary to notify Grantor of the reclassification. If, within 45 days of receipt of notification from Beneficiary that any portion of the Improvements has been reclassified by the FEMA as being located in a special flood hazard area, Grantor has not provided sufficient evidence of flood insurance, Beneficiary is mandated under federal law to purchase flood insurance on behalf of Grantor, and any amounts so expended shall immediately become debts of Grantor, shall bear interest at the Default Rate specified in the Loan Agreement, and payment thereof shall be secured by this Deed of Trust.

4. Maintenance of Premises; Compliance with Laws. Grantor will keep the Premises in good order, repair and condition, reasonable wear and tear excepted, and shall not commit or permit any waste with respect to any of the Premises. Grantor also will comply with all applicable laws, statutes, ordinances, codes, judicial and administrative decisions (including without limitation and as applicable, all such laws, statutes, judicial and administrative decisions relating to the physical accessibility requirements of Title III of the Americans with Disabilities Act of 1990 (as amended) and the implementing regulations promulgated thereunder by the Department of Justice and the Americans with Disabilities Act Accessibility Guidelines (ADAAG) associated therewith and the applicable ANSI Standards under the Fair Housing Act (as amended) and all applicable regulations) of all applicable state, federal or local governmental entities. Grantor will not make material changes to the Premises, change the use of the Premises, or consent to a change in zoning of the Premises without Beneficiary’s prior written consent. Grantor shall immediately provide notice to Beneficiary of any proposed zoning changes affecting the Premises.

5. Liens; Conveyance of Premises. (a) Except for Permitted Liens, Grantor will not sell, convey, or transfer the Premises, or any part thereof or interest therein, legal or equitable, without the prior written consent of Beneficiary.

(b) The Grantor agrees to ensure that no liens other than Permitted Liens are filed against the Premises by reason of any services or materials supplied thereto, whether such services or materials are supplied to Grantor or to some person, firm or corporation in possession of all or a part of the Premises through or under Grantor; provided that the Grantor shall not be in breach of this covenant if any such liens are cancelled or appropriately bonded within thirty (30) days of the filing thereof.

6. Hazardous Material. Grantor represents and warrants to Beneficiary that the representations and warranties set forth in Section 4.13 of the Loan Agreement are true, accurate and complete with respect to Grantor and the Premises, as applicable. Grantor shall comply with the provisions of Section 5.4 of the Loan Agreement, and Grantor shall indemnify Beneficiary pursuant to Section 9.2 of the Loan Agreement. Beneficiary shall have, and Grantor hereby grants to Beneficiary, the right to enter upon the Premises, with reasonable advance notice to Grantor, to verify compliance by Grantor with the terms of this Section 6 and to conduct such environmental assessments and audits as Beneficiary shall reasonably deem advisable; provided, however, GRANTOR ACKNOWLEDGES THAT IT SHALL HAVE THE SOLE RESPONSIBILITY FOR ALL HAZARDOUS WASTE HANDLING PRACTICES AND ENVIRONMENTAL PRACTICES, AND GRANTOR HAS FULL DECISION MAKING POWER WITH RESPECT THERETO.

7. Leases. (a) Grantor will faithfully perform the covenants of the lessor contained in any present or future lease by it of any part or all of the Premises, and in pursuance thereof, will neither do anything nor neglect to do anything, nor permit anything to be done which would cause the modification or termination of any of such leases, or of the obligation of any lessee, his or its successors and assigns, or the Rents provided for therein or the interest of the lessor or of Beneficiary therein or thereunder resulting in a Material Adverse Effect. Grantor will not assign such leases or the Rents therefrom or any part of such leases or Rents to anyone other than Beneficiary without the prior written consent of Beneficiary (which shall not be unreasonably withheld), nor collect such Rents (other than a security deposit) for more than one month in advance, nor do any other act whereby the lien of this Deed of Trust may be impaired in value or quality. Grantor will not execute a mortgage, deed of trust or other instrument or permit a lien which may be or become superior to any existing lease of any part of the Premises, except as expressly permitted in this Deed of Trust, the Loan Agreement or the Security Agreement. All material leases affecting the Premises entered into after the date hereof shall be on forms, with tenants and on terms submitted to Beneficiary for its prior written approval (not to be unreasonably withheld conditioned or delayed), and shall be made subordinate or superior to the lien of this Deed of Trust at the option of Beneficiary. Grantor agrees not to execute any lease, modification of lease, termination of lease or extension of lease of all or part of the Premises without first obtaining Beneficiary’s prior review and written approval (which shall not be unreasonably withheld, conditioned or delayed) of the form, content and lessee of said lease and the form and content of said modification of lease, termination of lease or extension of lease. Grantor will advise Beneficiary of the execution of any lease of all or part of the Premises and will assign such lease to Beneficiary in form and substance acceptable to Beneficiary as additional security for the Obligations. In addition, Grantor agrees to provide Beneficiary with a rent roll and copies of any and all present and future leases of the Premises or any portion thereof and any modification or extension of leases as same may be requested by Beneficiary from time to time, together with all supplementary information relating to the status of such leases.

Grantor does hereby assign and set over to Beneficiary all leases affecting the Premises and all Rents of the Premises, whether under leases or tenancies now existing or hereafter created, and whether such Rents are to become due, are due or have been collected, and all general intangibles in connection therewith, including without limitation such Rents as are due and unpaid from time to time, collected Rents and proceeds of Rents, accounts into which all or any of such Rents are deposited from time to time, and all accounts and general intangibles of Grantor related in any manner to the Premises or the operation thereof, as additional security for the Obligations, as well as all funds received for the purpose of keeping said Premises in proper repair, and Beneficiary is given a prior and continuing lien thereon. Grantor hereby appoints Beneficiary its attorney to collect such Rents with or without suit, and to apply the same, less expenses of collection, to the Obligations and to repairs in such manner as Beneficiary may elect; provided, that until the occurrence of an Event of Default and after the cure thereof, Grantor may continue to collect and enjoy such Rents as they fall due without accountability to Beneficiary, except as Grantor is herein required to account. This assignment and power of attorney shall apply to all leases, security deposits, rentals and other amounts received from tenants in the future, whether by present or by future owners of the Premises; shall be in addition to other remedies herein provided for in Event of Default; and may be put into effect independently or concurrently with any of such remedies, but no liability shall attach to Beneficiary on account of failure or inability to collect any such Rents. If at any time there is any conflict between any provision of this Deed of Trust and any provision of the aforesaid leases, then such provision of this Deed of Trust shall govern and apply. Notwithstanding the foregoing, nothing herein shall be deemed to grant a greater interest in or provide greater rights to Beneficiary with respect to any general intangibles, accounts or other personalty than are granted or provided to Beneficiary under the Security Agreement or the Loan Agreement.

8. Right to Cure; Protection of Security. If Grantor shall fail in any of the covenants and provisions contained in this Deed of Trust, Beneficiary may (but shall not be obligated to) take any action Beneficiary deems necessary or desirable to prevent or cure any such default or failure. Beneficiary shall have the right to enter upon the Premises to such extent and as often as Beneficiary, in its reasonable discretion, deems necessary or desirable in order to prevent or cure any such default or failure by Grantor. In addition, if any legal proceeding (such as bankruptcy, condemnation, forfeiture or other legal or regulatory proceeding) that may affect Beneficiary’s rights or interests in the Premises (or any part thereof) is commenced, Beneficiary may act to protect or preserve such rights or interests (including, without limitation, the employment of an attorney or other professional(s)). Beneficiary may expend such sums of money as Beneficiary, in its sole discretion, deems necessary for any such purpose, and Grantor hereby agrees to pay to Beneficiary, immediately upon demand, all sums so expended by Beneficiary, together with interest thereon from the date of each such payment at the Default Rate. All sums so expended by Beneficiary, and the interest thereon, shall be added to and secured by the lien of this Deed of Trust.

9. Condemnation. Upon condemnation of the Premises or any part thereof, this Deed of Trust shall become a lien, charge and encumbrance upon the proceeds or award realized as a result of any such proceeding or of any settlement or payment made in lieu of any such proceeding (the “Condemnation Proceeds”). Grantor hereby grants to Beneficiary a security interest in any Condemnation Proceeds and hereby agrees to execute such further assignments of the Condemnation Proceeds as Beneficiary may require. Grantor further covenants and agrees that Beneficiary may (and is hereby authorized and empowered but not required to) collect and receive any Condemnation Proceeds and, if received by Grantor, Grantor shall pay over and deliver immediately to Beneficiary all Condemnation Proceeds to be held by Beneficiary and applied as follows:

(a) In the event the entire Premises shall be taken by condemnation or in settlement of any threat of condemnation, then any Condemnation Proceeds shall be paid to Beneficiary and applied in payment in whole or in part of the Obligations, whether or not then due and payable, and any excess shall be delivered to the parties legally entitled thereto.

(b) In the event of a partial taking of the Premises, the portion of the Condemnation Proceeds necessary to prevent impairment of the security of this Deed of Trust, as determined in Beneficiary’s reasonable discretion, shall be set aside, withheld or paid over to Beneficiary and applied to the Obligations, whether or not then due and payable, and the excess of such award or proceeds shall be delivered to Grantor or other parties legally entitled thereto. Upon any partial taking of the Premises, this Deed of Trust shall continue in full force as security for the unpaid portion of the Obligations secured hereby. Upon any partial taking of the Premises, Grantor covenants with Beneficiary to restore the Premises as nearly as possible to the condition thereof immediately prior to such taking and to apply Grantor’s portion of any Condemnation Proceeds together with any other necessary funds to complete and pay for the costs of restoration. Any amounts applied to principal of the Obligations shall be applied to principal last maturing thereon. The application or release by Beneficiary of any Condemnation Proceeds under this Section shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such notice.

(c) Notwithstanding any contrary provision of this Deed of Trust, (i) upon condemnation of the entire Premises, or (ii) if it shall at any time be determined that Section 40A-68 of the North Carolina General Statutes (or any amendment thereto) shall for any reason be unenforceable or inapplicable to this Deed of Trust, upon partial condemnation of the Premises, the entire unpaid balance of the Obligations shall, at the option of Beneficiary, at once become due and payable, whereupon any Condemnation Proceeds shall be paid over to Beneficiary and applied in accordance with the first sentence of subsection (a) of this Section.

10. Inspection. Beneficiary may inspect the Premises at all reasonable times, and access thereto shall be permitted and is hereby granted for that purpose to it or its authorized agents.

11. Events of Default. “Event of Default,” “default,” “breach” or any similar term shall mean the occurrence or existence of an Event of Default as defined in the Loan Agreement.

12. Acceleration. If an Event of Default shall have occurred, the entire balance of the Note and any or all of the other Obligations, including without limitation, all accrued interest, shall, at the option of Beneficiary, become immediately due and payable, without presentment, protest, or other notice of any kind, all of which are hereby waived by Grantor; and no omission on the part of Beneficiary to exercise any such option when entitled to do so shall be construed as a waiver of such right.

13. Power of Sale. Upon the occurrence of an Event of Default, Beneficiary may notify Trustee to exercise the power of sale granted hereunder, and upon such notification it shall be lawful for and the duty of Trustee, and Trustee is hereby authorized and empowered to expose to sale and to sell the Premises or any part thereof at public sale to the highest bidder for cash, in compliance with applicable requirements of North Carolina law governing the exercise of powers of sale contained in deeds of trust, and upon such sale, Trustee shall collect the purchase proceeds and convey title to the portion of the Premises so sold to the purchaser in fee simple. In the event of a sale of the Premises or any part thereof, the proceeds of sale shall be applied in the following order of priority: (i) to the payment of all costs and expenses for and in connection with such sale, including a commission for Trustee’s services as hereinafter provided and reasonable attorneys’ fees incurred by Trustee for legal services actually performed; (ii) to the reimbursement of Beneficiary for all sums expended or incurred by Beneficiary under the terms of this Deed of Trust or to establish, preserve or enforce this Deed of Trust or to collect the Obligations (including, without limitation, reasonable attorneys’ fees); (iii) to the payment of the Obligations; and (iv) the balance, if any, to the parties lawfully entitled thereto. In the event of a sale hereunder, Beneficiary shall have the right to bid at such sale and shall have the right to credit all or any portion of the Obligations against the purchase price. Trustee shall have the right to designate the place of sale in compliance with applicable law and the sale shall be held at the place designated by the notice of sale. Trustee may require the successful bidder at any sale to deposit immediately with Trustee cash or certified check or cashier’s check in an amount up to 5% of the bid provided notice of such deposit requirement is published as required by law. The bid may be rejected if the deposit is not immediately made. Such deposit shall be refunded in case of a sale to another purchaser pursuant to an upset bid or if Trustee is unable to convey the portion of the Premises so sold to the bidder because the power of sale has been terminated in accordance with applicable law. If the purchaser fails to comply with its bid, the deposit may, at the option of Trustee, be retained and applied to the expenses of the sale and any resales and to any damages and expenses incurred by reason of such default (including the amount that such bid exceeds the final sales price), or may be deposited with the Clerk of Superior Court. In all other cases, the deposit shall be applied to the purchase price. Pursuant to Section 25-9-604 of the North Carolina General Statutes (or any amendment thereto), Trustee is expressly authorized and empowered to expose to sale and sell, together with the real estate, any portion of the Premises which constitutes personal property. If personal property is sold hereunder, it need not be at the place of sale.

The Premises may be sold in such parcels or lots without regard to principles of marshaling and may be sold at one sale or in multiple sales, all as determined by Trustee. A previous exercise of the power of sale hereunder by Trustee shall not be deemed to extinguish the power of sale which power of sale shall continue in full force and effect until all the Premises shall have been finally sold and properly conveyed to the purchasers at the sale. Grantor’s duties and responsibilities under the Loan Documents, including this Deed of Trust, shall continue until the Obligations are fully paid and performed, notwithstanding any partial foreclosure of the Premises. Trustee shall be entitled to a reasonable commission for a completed or uncompleted foreclosure.

14. Appointment of Receiver. Beneficiary shall have the right, after the occurrence of an Event of Default, to the appointment of a receiver to collect the Rents from the Premises and to operate and manage the Premises without notice to Grantor or any other party (Grantor hereby waiving any right to such notice) and without consideration of the value of the Premises or the solvency of any person liable for the payment of the amounts then owing, and all amounts collected by the receiver shall, after expenses of the receivership, be applied to the payment of the Obligations, and Beneficiary, at its option, in lieu of an appointment of a receiver, also shall have the right to take all actions set forth in the previous sentence. If such receiver should be appointed, or if there should be a sale of the Premises, as provided in Section 13, Grantor, or any person in possession of the Premises thereunder, as tenant or otherwise, shall become a tenant at will of the receiver or of the purchaser and may be removed by a writ of ejectment, summary ejectment or other lawful remedy.

15. Possession of Premises. If an Event of Default shall have occurred and be continuing, Grantor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession of Premises, and, to the extent permitted by law, Beneficiary may enter and take possession of the Premises and may exclude Grantor and Grantor’s agents and employees wholly therefrom. If Grantor shall for any reason fail to surrender or deliver the Premises or any part thereof after Beneficiary’s demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary the right to immediate possession or requiring Grantor to deliver immediate possession of all or part of the Premises to Beneficiary, and, to the extent permitted by applicable law, Grantor hereby specifically consents to the entry of such judgment or decree. Grantor shall pay to Beneficiary, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary, its attorneys, and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust. Upon every such entering and taking of possession, Beneficiary may hold, store, use, operate, manage, control and maintain the Premises and conduct the business thereof, and from time to time, (i) make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property, (ii) insure or keep the Premises insured, (iii) manage and operate the Premises and exercise all the rights and powers of Grantor in Grantor’s name or otherwise with respect to the same, and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Beneficiary, all as Beneficiary may from time to time reasonably determine to be to its best advantage; and Beneficiary may collect and receive all of the income, rents, profits, issues and revenues of the Premises, including those past due as well as those accruing thereafter and, after deducting (a) all expenses of taking, holding, managing and operating the Premises (including compensation for the services of all persons employed for such purposes), (b) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (c) the cost of insurance, (d) such taxes, assessments and other charges as Beneficiary may determine to pay, (e) other charges upon the Premises or any part thereof as Beneficiary shall determine to pay, and (f) the reasonable compensation and expenses of attorneys and agents of Beneficiary, the remainder of the money so received by Beneficiary shall be applied first to the payment of late fees, and then accrued interest on and then to the payment of principal of the Obligations or other indebtedness secured hereby. For the purpose of carrying out the provisions of this Section, Grantor hereby constitutes and appoints Beneficiary the true and lawful attorney-in-fact of Grantor to do and perform, from time to time, any and all actions necessary and incidental to such purpose and does, by these presents, ratify and confirm any and all actions of said attorney-in-fact. Whenever all such Events of Default have been cured and satisfied, Beneficiary shall surrender possession of the Premises to Grantor, provided that the right of Beneficiary to take possession from time to time pursuant to this Section shall exist if any subsequent Event of Default shall occur and be continuing.

16. Delay Not to Operate as Waiver; Indemnification of Trustee and Beneficiary. No delay or forbearance by Beneficiary in exercising any rights hereunder or otherwise afforded by law shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default hereunder, and all such rights shall be cumulative. In case Beneficiary or Trustee voluntarily or otherwise shall become a party to any suit or legal proceeding to protect the Premises or the lien of this Deed of Trust, Trustee and Beneficiary shall be saved harmless and reimbursed by Grantor for any amounts paid, including all reasonable costs, charges and attorneys’ fees incurred in any such suit or proceeding, which obligations shall be secured by this Deed of Trust. No right, power or remedy conferred upon or reserved to Beneficiary and Trustee by this Deed of Trust, or the Obligations, any loan agreement or any separate assignment of rents and leases is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute. No act of Beneficiary or Trustee shall be construed as a waiver or as an election to proceed under any provision herein or under the other documents evidencing the loan or securing same to the exclusion of any other provisions, and either Beneficiary or Trustee shall be entitled to enforce all remedies severally or concurrently as it shall see fit. No release or subordination by Beneficiary or Trustee of any part of the Premises or any other property, collateral or obligation securing the Obligations or any other indebtedness secured by this Deed of Trust shall release or impair the lien or title of unreleased property.

17. Beneficiary’s Powers. Without affecting the liability of any other person liable for the payment of the Obligations, and without affecting the lien or charge of this Deed of Trust upon any portion of the Premises not then or theretofore released as security for the Obligations, Beneficiary may, from time to time and without notice, (i) release any person so liable, (ii) extend the maturity or alter any of the terms of the Obligations, (iii) grant other indulgences, (iv) release or reconvey (or cause to be released or reconveyed at any time at Beneficiary’s option) any part or all of the Premises, (v) take or release any other or additional security for the Obligations, (vi) make compositions or other arrangements with debtors in relation thereto, or (vii) advance additional funds to protect the security hereof or pay or discharge the obligations of Grantor hereunder, or under the other Loan Documents or any document executed in connection with or securing the Loan Documents, and all amounts so advanced, with interest thereon at the Default Rate set forth in the Loan Agreement, shall be secured hereby.

18. Waivers. To the extent permitted by law, Grantor hereby waives any rights or remedies on account of any extensions of time, releases granted or other dealings between Beneficiary and any subsequent owner of the Premises as said activities are contemplated or otherwise addressed in Section 45-45.1 of the North Carolina General Statutes (or any amendment thereto) or any similar or subsequent law. The foregoing waiver shall not be construed as affecting or otherwise amending the covenants of Grantor contained in Section 5 hereof. Grantor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Premises and (ii) in any way extending the time for the enforcement of the collection of the Note or the debt evidenced thereby or any of the other Obligations. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or seek to take the benefit or advantage of any law now or hereafter in force providing for any exemption (including homestead exemption) appraisement, valuation, stay, redemption, or extension and Grantor’s heirs, devisees, representatives, successors and assigns, and for any and all persons claiming any interest in the Premises, to the extent permitted by law, hereby waive and release all rights of valuation, appraisement, foreclosure of the liens hereby created. Except as expressly provided herein, Grantor further waives any and all notices including, without limitation, notice of intention to accelerate and of acceleration of the Obligations.

19. Interest Not to Exceed Maximum Allowed by Law. The parties hereto shall in no event be deemed to have contracted for a greater rate of interest than the maximum rate permitted by law. Should a greater amount be collected, it shall be construed as a mutual mistake of the parties and the excess shall be returned to the party paying same.

20. Escrow of Taxes, Insurance. The Grantor, in order to more fully protect the security of this Deed of Trust, agrees that in addition to any payments due under the Loan Documents, Grantor, upon request of Beneficiary (which may only be made during the occurrence and continuance of an Event of Default), will pay to Beneficiary on the first day of each month, or on the due date of scheduled payments under the Loan Documents, a sum equal to one-twelfth of the known or estimated (by Beneficiary) yearly taxes, assessments and insurance premiums on or against the Premises. Beneficiary shall hold such payments (and Grantor does hereby expressly agree that Beneficiary shall be under no obligation to pay interest thereon) and any interest earned shall belong to Beneficiary and shall apply the same to the payment of taxes, assessments and insurance premiums as and when due. If the total of such monthly payments shall exceed the amount needed, the excess shall be held for future needs; but, should such monthly payments at any time fail to provide sufficient funds to pay taxes, assessments and insurance premiums when due, then Grantor shall, upon demand, pay to Beneficiary the amount necessary to cover the deficiency. When Grantor shall have paid and performed the Obligations, Beneficiary shall refund to Grantor or other person lawfully entitled thereto any excess funds accumulated hereunder. In the event of a foreclosure sale of the Premises, Beneficiary may apply any balance remaining of the funds accumulated for the above purposes to the payment of the Obligations.

21. Substitution of Trustee. Beneficiary shall at any time have the irrevocable right to remove the Trustee herein named without notice or cause and to appoint its successor by an instrument in writing, duly acknowledged and recorded.

22. Restoration to Former Positions. In case Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by suit, receiver, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Beneficiary, then and in every such case, Grantor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceeding had been taken.

23. Security Agreement. Grantor hereby grants to Beneficiary to secure payment and performance of the Obligations a security interest in all Improvements and other portions of the Premises that are or are deemed to be personal property and not a part of the realty. The Grantor covenants and agrees that the terms and conditions of this Deed of Trust, insofar as they govern the relationship between Grantor and the Beneficiary, shall be deemed to apply appropriately as the terms and conditions of a security agreement under the Uniform Commercial Code (“UCC”) as adopted in North Carolina, the lien of which may be perfected by filing simultaneously or hereafter any financing statements showing the Beneficiary’s interest as a lienholder or creditor with respect to any Improvements or any class of items constructed, installed, placed, planted or growing on the Premises or related to or arising out of the operation of the Premises and described in any UCC financing statements filed by or on behalf of the Beneficiary. In the event of default, the Beneficiary, as secured party, shall have, without limitation, all of the rights and remedies provided for in the UCC as adopted and amended in North Carolina. Notwithstanding the foregoing, nothing herein shall be construed to grant any greater security interests or afford any greater rights to Beneficiary with respect to personalty than are granted or afforded the Beneficiary under the Security Agreement or the Loan Agreement.

24. Notices. All notices and other communications required under this Deed of Trust shall be in writing and shall be deemed to have been properly given, if given in accordance with the provisions of Section 9.5 of the Loan Agreement.

25. Successors and Assigns. The covenants, terms and conditions herein contained shall bind, and the benefits and powers shall inure to the respective heirs, executors, administrators, successors and assigns of the parties hereto. Whenever used herein, the singular number shall include the plural, the plural the singular, and the term “Beneficiary” shall include any payee of the Obligations and any transferee or assignee thereof, whether by operation of law or otherwise.

26. Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to principles of conflicts of laws.

27. Expenses. Grantor shall pay or reimburse Beneficiary for all reasonable costs, charges and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Beneficiary in documenting or servicing the Obligations or in any pending or threatened action or proceeding in which Beneficiary is or may become a party and which affects or might affect the Obligations, or the Premises or any part thereof, or the interests of Grantor or Beneficiary therein, including but not limited to the foreclosure of this Deed of Trust, condemnation involving all or part of the Premises or any action to protect the security hereof. The amounts so incurred or paid by Beneficiary, together with interest thereon at the Default Rate set forth in the Loan Agreement from the date incurred until paid by Grantor, shall be added to the indebtedness and secured by the lien of this Deed of Trust.

28. Severability. If any provisions of this Deed of Trust or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent under applicable law, the remainder of this Deed of Trust and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

29. Greater Estate. In the event that Grantor is the owner of a leasehold estate with respect to any portion of the Premises and Grantor obtains a fee estate in such portions of the Premises, then, such fee estate shall automatically, and without further action of any kind on the part of Grantor, be and become subject to the security title and lien hereof.

30. Headings. The headings of the sections, paragraphs, and subparagraphs of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

31. Time of Essence. Time is of the essence with respect to all provisions hereof.

32. Duplicate Originals. This Deed of Trust may be executed in any number of duplicate originals, each of which shall be deemed an original and all of which shall constitute a single copy.

33. Indemnity. Grantor shall protect, indemnify and save harmless Beneficiary from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including attorneys’ fees and expenses) imposed upon or incurred by Beneficiary for reason of any and all liability arising from any of lease of the Premises (or portion thereof) or any negligence in the management, operation, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, occupant, licensee, employee or stranger. In the event Beneficiary incurs any liability, loss or damage arising out of or in any way relating to the transactions contemplated by the Loan Documents (including any of the matters referred to in this Section), the amounts of such liability, loss or damage shall be added to the Obligations, shall bear interest at the interest rate specified in the Loan Agreement from the date incurred until paid and shall be payable on demand.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, Grantor, pursuant to duly adopted resolutions of the board of directors of Grantor, has caused this Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement to be executed as of the day and year first above written.

GRANTOR: FOUNTAIN POWERBOATS, INC., a North Carolina corporation

By:	/s/ REGINALD M. FOUNTAIN, JR.
Name:	Reginald M. Fountain, Jr.
Title:	President

Signature Page to Deed of Trust

STATE OF North Carolina

COUNTY OF Pitt

This 16th day of September, 2005, personally came before me Reginald M. Fountain, Jr., who being by me duly sworn, says that he is the President of Fountain Powerboats, Inc., a North Carolina corporation (the “Company”), and that said writing was signed by him, on behalf of the Company in his capacity as President of the Company, by authority duly given. And the said President acknowledged the said writing to be the act and deed of the Company in its capacity as President of the Company.

/s/ LAURA R. NORTON
Notary Public

My Commission Expires:

March 27, 2009
[NOTARIAL SEAL]

Notary Page to Deed of Trust

LAURA R. NORTON

NOTARY

PUBLIC

CRAVEN COUNTY, NC

EXHIBIT A

Legal Description

TRACT I:

All that certain tract or parcel of land lying and being situate in Chocowinity Township, Beaufort County, North Carolina, and being more particularly described as follows:

Beginning at a point in the southern right of way line of NCSR 1166 (Whichard’s Beach Road 60 ft. right of way); said point being located the following courses and distances from a concrete monument located at the southeasterly corner of the subdivision known as Harbor Estates, as shown on a plat thereof recorded in Plat Cabinet A, Slide 113A in the office of the Register of Deeds of Beaufort County, North Carolina (said concrete monument also being the southwesterly corner of Tract II described below): South 35° 52’ 54” East 62.93 feet to a point; thence South 36° 20’ 33” West 30.61 feet to a point; thence South 64° 01’ 09” East 16.66 feet to the point of beginning. THENCE FROM SAID POINT OF BEGINNING SO LOCATED, along and with the southern right of way line of NCSR 1166 South 64° 01’ 03” East 132.39 feet to a point; thence along and with the southern right of way line of NCSR 1166 the following courses and distances: South 64° 00’ 52” East 49.07 feet to a point; thence South 64° 01’ 18” East 50.66 feet to a point; thence South 64° 01’ 12” East 220.27 feet to a point; thence South 64° 01’ 09” East 45.61 feet to a point; thence in a southeastern direction along a curve to the right having a chord bearing and distance of South 57° 55’ 13” East 341.99 feet to a point; thence South 51° 52’ 17” East 22.40 feet to a point; thence South 51° 52’ 17” East 300.00 feet to an existing iron pipe; thence leaving NCSR 1166 South 38° 00’ 08” West 140.26 feet to an existing iron pipe; thence South 51° 52’ 37” East 31.00 feet to an existing iron pipe; thence South 51° 52’ 19” East 131.00 feet to an existing iron pipe; thence South 38° 00’ 08” West 50.00 feet to an existing iron pipe; thence North 51° 59’ 55” West 21.00 feet to an existing iron pipe; thence South 37° 59’ 26” West 137.56 feet to a point; thence South 52° 57’ 27” East 107.66 feet to a point; thence South 35° 48’ 31” West 49.16 feet to a point; thence South 37° 39’ 39” West 149.73 feet to an existing iron pipe; thence South 37° 39’ 39” West 18.38 feet to a point in a ditch; thence along and with said ditch the following courses and distances: North 56° 10’ 32” West 114.97 feet to a point; thence North 57° 56’ 27” West 120.08 feet to a point; thence North 59° 09’ 12” West 105.20 feet to a point; thence North 57° 02’ 11” West 105.33 feet to a point; thence North 64° 27’ 40” West 506.54 feet to a point; thence North 56° 33’ 24” West 99.24 feet to a point; thence North 48° 59’ 54” West 220.23 feet to a point; thence North 47° 02’ 51” West 145.55 feet to a point in the eastern right of way line of a private road; thence along and with the eastern right of way line of said private road the following courses and distances: North 36° 19’ 37” East 158.65 feet to a point; thence North 36° 20’ 38” East 20.00 feet to a point; thence North 36° 19’ 33” East 51.10 feet to a point; thence North 36° 20’ 24” East 24.66 feet to a point; thence North 36° 20’ 20” East 100.34 feet to a point; thence North 36° 20’ 41” East 166.95 feet to a point; thence in a northeastern direction along a curve to the right having a radius of 20.00 feet an arc distance of 27.78 feet (said curve having a chord bearing and distance of North 76° 08’ 47” East 25.60 feet) to the point of beginning.

The above described Tract I is delineated as Tract A and Tract B on a survey prepared for Fountain Power Boats, Inc. by Carolina Benchmark, P.A. dated October 12, 1987.

Together with a perpetual non exclusive easement for ingress, egress and regress across a 60 foot wide private right of way running southwardly from NCSR 1166 at point (C) in the Ottis M. Crisp line as shown on the plat entitled “Plan of Land surveyed for Jennis M. Crisp” recorded in Plat Cabinet A, Slide 42A, in the Beaufort County Registry.

Together with the reversionary interest of Fountain Powerboats, Inc. reserved in that certain deed recorded in Book 1145, Page 127 in the office of the Register of Deeds of Beaufort County. Said reversionary interest is more fully described in said deed and is incorporated herein by reference.

SAVING AND EXCEPTING FROM THE ABOVE DESCRIBED TRACT I THE FOLLOWING:

EXCEPTION 1: All that certain tract or parcel of land lying and being situate in Beaufort County, North Carolina and being more particularly described in that certain Deed from Fountain Powerboats, Inc., as Grantor, to the City of Washington, North Carolina, as Grantee, recorded in the Office of the Register of Deeds of Beaufort County, North Carolina, in Book 1145, at Page 127.

EXCEPTION 2: All that certain tract or parcel of land lying and being situate in Chocowinity Township, Beaufort County, North Carolina, and being more particularly described as follows: All of Tract 2B as shown and delineated on the map entitled “Subdivision Map, Fountain Power Boats, Inc., Tracts 2A & 2B,” prepared by Thomas W. Harwell, dated May 22, 2001, recorded in the office of the Register of Deeds of Beaufort County, North Carolina, in Plat Cabinet F, at Slide 83-6 (the “Subdivision Map”), reference to said map being hereby made for a more particular description of the property.

TRACT II:

All that certain tract or parcel of land lying and being situate in Chocowinity Township, Beaufort County, North Carolina, and being more particularly described as follows:

Beginning at an existing concrete monument in the northern right of way line of NCSR 1166 (Whichard’s Beach Road 60 ft. right of way), said concrete monument also being the southeasterly corner of the subdivision known as Harbor Estates, as shown on a plat thereof recorded in Plat Cabinet A, Slide 113A in the office of the Register of Deeds of Beaufort County, North Carolina. THENCE FROM SAID POINT OF BEGINNING SO LOCATED, North 30° 36’ 00” East 375.64 feet to a point; thence North 30° 36’ 00” East 17.00 feet to a point in a canal; thence along and with the canal the following courses and distances: North 48° 42’ 00” East 23.43 feet to a point; thence North 30° 26’ 00” East 476.44 feet to a point; thence leaving said canal North 31° 42’ 00” East 427.85 feet to a point in the mean high water line of the Pamlico River; thence along and with the mean high water line of the Pamlico River the following courses and distances: North 71° 11’ 00” East 88.88 feet to a point; thence North 78° 57’ 00” East 77.78 feet to a point; thence North 51° 09’ 00” East 53.88 feet to a point; thence South 21° 39’ 00” East 42.48 feet to a point; thence South 55° 23’ 00” East 82.19 feet to a point; thence North 65° 06’ 00” East 38.64 feet to a point; thence South 45° 07’ 00” East 146.64 feet to a point; thence South 59° 32’ 00” East 106.73 feet to a point; thence South 65° 55’ 46” East 91.98 feet to a point; thence South 87° 44’ 21” East 82.14 feet to a point; thence South 83° 21’ 00” East 96.80 feet to a point; thence North 78° 56’ 00” East 251.10 feet to a point; thence South 63° 13’ 00” East 91.37 feet to a point; thence South 63° 13’ 00” East 182.56 feet to a point; thence South 63° 13’ 00” East 107.00 feet to a point; thence leaving said river South 38° 18’ 41” West 21.94 feet to a concrete monument; thence South 38° 18’ 41” West 701.64 feet to a concrete monument; thence South 38° 18’ 41” West 64.72 feet to a concrete monument; thence South 38° 18’ 41” West 108.03 feet to a concrete monument; thence South 38° 18’ 41” West 106.26 feet to a concrete monument; thence South 38° 18’ 41” West 104.29 feet to a concrete monument; thence South 38° 18’ 41” West 102.43 feet to a concrete monument; thence South 38° 18’ 41” West 127.21 feet to a concrete monument; thence South 38° 18’ 41” West 35.74 feet to a concrete monument; thence South 38° 18’ 41” West 63.98 feet to a concrete monument; thence South 38° 18’ 41” West 99.54 feet to a concrete monument; thence South 38° 18’ 41” West 99.16 feet to a concrete monument; thence South 38° 18’ 41” West 106.40 feet to a concrete monument in the northern right of way line of NCSR 1166; thence along and with the northern right of way line of NCSR 1166 the following courses and distances: North 51° 41’ 19” West 100.00 feet to a point; thence in a northwestern direction along a curve to the left having a chord bearing and distance of North 55° 31’ 51” West 396.18 feet to a point; thence North 62° 36’ 41” West 58.52 feet to a point; thence North 63° 28’ 00” West 100.00 feet to a point; North 64° 04’ 00” West 470.44 feet to the point of beginning.

The above described Tract II is taken from a site plan prepared for Fountain Power Boats, Inc. by Carolina Benchmark, P.A. dated August 27, 1990.

Together with all property lying between the northern property line of the above described property, the eastern and western property line of the above described property extended in a northeasterly direction to the mean high water line of the Pamlico River and the mean high water line of the southern shore of the Pamlico River.

TRACT III:

All that certain tract or parcel of land lying and being situate in Chocowinity Township, Beaufort County, North Carolina, and being more particularly described as follows:

BEGINNING at an existing concrete monument located in the northern right of way line of NCSR 1166 (Whichard’s Beach Road 60 ft. right of way), said point being located South 59° 50’ 02” East 1121.46 feet from a concrete monument located at the southeasterly corner of the subdivision known as Harbor Estates, as shown on a plat thereof recorded in Plat Cabinet A, Slide 113A in the office of the Register of Deeds of Beaufort County, North Carolina. Said point of beginning also being the southeastern corner of the property of Fountain Powerboats, Inc. described in the deed recorded in Deed Book 844, Page 519 in the office of the Register of Deeds of Pamlico County. THENCE FROM SAID POINT OF BEGINNING SO LOCATED, North 38° 18’ 41” East 205.53 feet to an existing concrete monument; thence North 38° 18’ 41” East 99.54 feet to an existing concrete monument; thence North 38° 18’ 41” East 99.57 feet to an existing concrete monument; thence North 38° 18’ 41” East 127.20 feet to an existing concrete monument; thence North 38° 18’ 41” East 102.41 feet to an existing concrete monument; thence

North 38° 18’ 41” East 383.45 feet to an existing concrete monument; thence North 38° 18’ 41” East 723.64 feet more or less to the mean high water line on the southern shoreline of the Pamlico River; thence along and with the mean high water line on the southern shoreline of the Pamlico River South 03° 48’ 08” East 35.33 feet to a point; thence South 31° 43’ 09” West 1,725.69 feet more or less to the northern right of way line of NCSR 1166; thence along and with the northern right of way line of NCSR 1166 North 51° 54’ 27” West 221.81 feet to the point of beginning.

The above described Tract III contains approximately 4.84 acres and is taken from a survey prepared for Fountain Powerboats, Inc. by W. C. Owen of Quible and Associates, P.C. dated October 15, 1996.